                                                                    EXHIBIT 23.1


                   Consent of Independent Public Accountants

To the Board of Trustees
at Cabot Industrial Trust:

We consent to the incorporation by reference of our report dated March 29, 1999, with respect to the combined statement of revenue and certain expenses of the Stayton Drive and Corridor Proeprties for the year ended December 31, 1998, included in this Form 8-K, into Cabot Industrial Trust's previously filed Registration Statements on Amendment No. 1 to Form S-3 (File No. 333-71585), Form S-3 (File Nos. 333-71565, 333-61543), and Form S-8 (File No. 333-65169).


                                                                        KPMG LLP

Los Angeles, California
March 30, 1999